Exhibit 99.2

PARLUX FRAGRANCES, INC.	PROXY

Proxy for Special Meeting of Stockholders to be Held on [•], 2012

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned stockholder of Parlux Fragrances, Inc. (the “Company”) acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying joint proxy statement/prospectus for the Special Meeting and, revoking all prior proxies, hereby appoints Messrs. Frederick E. Purches and Raymond J. Balsys with full power of substitution as proxy to vote all the shares of Common Stock of the Company owned or held by the undersigned on March 1, 2012 at the Special Meeting of Stockholders to be held at [•], on [•], at [•] Eastern Time or any adjournment or postponement hereof.

Directions to Special Meeting of Stockholders

If you require directions to the Special Meeting, you may contact the Office of our Secretary by calling (954) 316-9008 or visit our website at www.parlux.com

This Proxy should be dated, signed by the stockholder(s) exactly as the name appears on the envelope in which this material was mailed, and returned at the earliest convenience in the enclosed return envelope. Persons signing in a fiduciary capacity should so indicate.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and the joint proxy statement/prospectus are available at http://www.parlux.com.

Continued and to be signed on reverse side

1.      Approval and adoption of the Agreement and Plan of Merger, dated December 23, 2011 (as it may be amended from time to time), among Perfumania Holdings, Inc., Parlux, and PFI Merger Corp., a wholly owned subsidiary of Perfumania, under which Parlux will become a wholly owned subsidiary of Perfumania.

2. Approval, on an advisory and non-binding basis, of certain compensation payable to certain executive officers of Parlux in connection with the merger described in the first proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐	FOR ☐ AGAINST ☐ ABSTAIN ☐

3.      Approval of the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the first proposal described above.

FOR ☐ AGAINST ☐ ABSTAIN ☐

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Date	(Stockholder’s signature)

(Stockholder’s signature)